UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 13, 2013

Revel AC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-183492	27-4853856
(Commission File Number)	(IRS Employer Identification No.)

500 Boardwalk Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

(609) 572-6065

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Interim CEO

On March 19, 2013, Revel AC, Inc. (“Revel AC”) obtained regulatory approval for the previously-announced appointment of Mr. Jeffery Hartmann as Revel AC’s Interim Chief Executive Officer. Mr. Hartmann assumed his position as Revel AC’s Interim Chief Executive Officer on March 19, 2013, and the previously-announced resignations of Mr. Kevin DeSanctis as Chief Executive Officer, and Mr. Michael Garrity as Chief Investment Officer, of Revel AC became effective on March 19, 2013.

On March 19, 2013, Revel AC issued a press release announcing the regulatory approval described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Executive Transition Agreement

On March 13, 2013, Revel AC, Revel AC, LLC, Revel Entertainment Group, LLC, Revel Atlantic City LLC and NB Acquisition, LLC (collectively, the “Filing Entities” or the “Company”) entered into an executive transition agreement with Mr. DeSanctis and Mr. Garrity (together, the “Executives”), and on March 19, 2013, the Company and the Executives amended and restated the executive transition agreement (as amended, the “Executive Transition Agreement”). The Executive Transition Agreement provides for ongoing development and consulting arrangements with and payments to the Executives.

Pursuant to the Executive Transition Agreement, each of the Executives resigned from his position with the Filing Entities on March 19, 2013 (the “Resignation Date”), the date that regulatory approval was obtained for the appointment of Mr. Hartmann as Interim Chief Executive Officer as described above. Mr. DeSanctis and Mr. Garrity will remain in their current positions as Chief Executive Officer and Chief Investment Officer, respectively, of Revel Group, LLC and Revel Development Group LLC following the Resignation Date.

Pursuant to the Executive Transition Agreement, the Executives agreed to provide full-time development services to the Company from the Resignation Date through and including May 31, 2013 (the “Development Phase”). From June 1, 2013 until the six month anniversary of the Resignation Date (the “Consulting Phase”), the Executives agreed to provide part-time consulting services to the Company, of up to 19.9% of each Executive’s time. The development and consulting services to be provided by the Executives during the Development Phase and the Consulting Phase include: (i) assisting the Company with operational and strategic business analysis and input, (ii) assisting the Company in connection with ministerial matters related to the Chapter 11 process (but excluding matters related to the administration of the Filing Entities’ bankruptcy estates) and (iii) assisting the Company with on-line gaming and sportsbook negotiation and implementation, all at the request of the Company. In addition, the Executives will have primary responsibility for assisting the Company with the following four tasks (the “Required Tasks”): (a) substantial completion of currently-planned high Limit Slot Area/Players Lounge by May 31, 2013; (b) substantial completion of currently-planned HQ Day club by May 31, 2013; (c) substantial completion of the 3-meals per day restaurant by May 31, 2013; and (d) substantial completion of the Noodle Bar, additional Player’s Club location and wayfinding and merchandizing signage by May 31, 2013.

The payments to be made to the Executives pursuant to the Executive Transition Agreement are as follows: (a) if the Executives substantially perform their services during the Development Phase, then the Company will pay the Executive $5,355,000 at the end of the Development Phase (the “Initial Payment”); and (b) if the Executives substantially perform their services during the Consulting Phase, the Company will make an additional payment at the conclusion of the Consulting Phase equal to (1) 33.33% of the Additional Payment for each of the first two Required Tasks that is achieved and (2) 16.67% of the Additional Payment for each of the second two Required Tasks that is achieved. “Additional Payment” is defined in the Executive Transition Agreement as $1,785,000. Mr. DeSanctis will receive 58.823% and Mr. Garrity will receive 41.117% of any Initial Payment and Additional Payment that is made.

Mr. DeSanctis has an employment agreement dated February 17, 2011 and Mr. Garrity has an employment agreement dated May 13, 2011 (together, the “employment agreements”). Pursuant to the Executive Transition Agreement, the Company agreed to provide the Executives with the benefits set forth in Section 4.4(b)(ii) of their employment agreements, which provides for 12 months of medical and life insurance benefits at the same cost to the Executive as prior to the termination of employment. The Company agreed to abide by Section 8 of the employment agreements, which provides for a gross-up payment to compensate for any amounts subject to excise tax under Section 280G of Internal Revenue Code, and agreed that Section 8 of the employment agreements will apply to payments made under the Executive Transition Agreement; however, the provisions related to gross-up payments will be deemed deleted if the Company obtains Bankruptcy Court approval for the private company exemption under Section 280G(b)(5) of the Internal Revenue Code.

In the Executive Transition Agreement, each of the Executives acknowledged that he no longer has rights to severance under his employment agreement or otherwise, that any reference in his employment agreement to equity and equity-based compensation and cash adjustment plan, share adjustment plan and stock election shall be deemed deleted and that he may not elect to not be subject to the non-compete provisions of his employment agreement (which provide for a one-year non-compete period) in exchange for releasing his rights to severance. Each of the Executives agreed to not solicit employees of the Company for employment for one year after the Resignation Date, and to not solicit existing customers in the Atlantic City area for one year after the Resignation Date. Each of the Executives also agreed to a non-disparagement covenant and to release the Filing Entities and their successors and assigns from all claims that he may now have or that he may have in the future against the Filing Entities and their successors and assigns.

The foregoing description is not complete and is qualified in its entirety by the Executive Transition Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Executive Transition Agreement, dated as of March 19, 2013, among Kevin DeSanctis and Michael C. Garrity and Revel AC, Inc., Revel AC, LLC, Revel Entertainment Group, LLC, Revel Atlantic City LLC and NB Acquisition, LLC.

99.1	Press Release issued March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEL AC, INC.

By:	/s/ Dennis E. Stogsdill
	Name:	Dennis E. Stogsdill
	Title:	Chief Restructuring Officer

Date: March 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Transition Agreement, dated as of March 19, 2013, among Kevin DeSanctis and Michael C. Garrity and Revel AC, Inc., Revel AC, LLC, Revel Entertainment Group, LLC, Revel Atlantic City LLC and NB Acquisition, LLC.

99.1	Press Release issued March 19, 2013.

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